Exhibit 10.4

FIRST AMENDMENT TO CREDIT AGREEMENT

This first AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of February 24, 2014, by and among TRADE STREET OPERATING PARTNERSHIP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), TRADE STREET RESIDENTIAL, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the Lenders party hereto, and REGIONS BANK, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of January 31, 2014 (as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement.

(a)            The Credit Agreement is amended by adding the following item (vii) immediately after item (vi) of clause (a) of the definition of “EBITDA” contained in Section 1.1.:

(vii) non-recurring cash costs in an amount not to exceed $4,000,000 incurred during the fiscal quarter ended March 31, 2014, in connection with the severance of various officers of such Person or its Subsidiaries during such fiscal quarter;

(b)            The Credit Agreement is amended by adding the following new definitions in the correct alphabetical order in Section 1.1. of the Credit Agreement:

“Borrower’s Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of Trade Street Operating partnership, LP, dated March 26, 2013.

“First Amendment Effective Date” means February 24, 2014.

“Parent’s Articles of Incorporation” means collectively the Articles of Restatement and the Articles Supplementary of the Parent filed and on record with the State Department of Assessments and Taxation with the State of Maryland.

(c)            The Credit Agreement is amended by replacing each reference to “Agreement Date” in Section 7.1.(b) with a reference to “First Amendment Effective Date”.

(d)            The Credit Agreement is amended by deleting the word “and” at the end of clause (ii) of Section 10.1.(e), deleting the period at the end of clause (iii) of Section 10.1(e) and replacing it with a semicolon and the word “and”, and adding the following clause (iv) immediately following clause (iii) of Section 10.1(e):

(iv) in connection with the severance of any officers of the Parent and/or its Subsidiaries during the fiscal quarter ending March 31, 2014, the Parent may redeem, or convert into Common Stock (as defined in the Parent’s Articles of Incorporation), all of the Parent’s Class A Preferred Stock (as defined in the Parent’s Articles of Incorporation), and the Borrower may redeem, or convert into OP Units (as defined in the Borrower’s Partnership Agreement), all of the Class B Contingent Units (as defined in the Borrower’s Partnership Agreement prior to its amendment effective February 24, 2014); provided, that the amount of cash payments for the redemption of any such Equity Interests shall not exceed $15,000,000.

(e)            The Credit Agreement is amended by adding a comma after clause (b) of Section 10.8., by deleting the word “or” before clause (c) of Section 10.8, by deleting the period at the end of clause (c) of Section 10.8 and replacing it with the word “or” and adding the following clause (d) immediately after clause (c) of Section 10.8.:

(d)             transactions permitted under Section 10.1(e)(iv).

(f)            The Credit Agreement is amended by replacing Schedule 7.1.(b) attached to the Credit Agreement with the Schedule 7.1.(b) attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)            A counterpart of this Amendment duly executed by the Borrower and the Lenders;

(b)            A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor; and

(c)            Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a)            Authorization. Each of the Parent and the Borrower has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Parent and the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)            Compliance with Laws, etc. The execution and delivery by the Parent and the Borrower of this Amendment and the performance by each of the Parent and the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Parent or the Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent or the Borrower or any indenture, agreement or other instrument to which the Parent or the Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent or the Borrower.

(c)            No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations. Each of the Parent and the Borrower hereby repeats and reaffirms all representations and warranties made by such Person to the Administrative Agent, the Issuing Bank and the Lenders in the Credit Agreement, after giving effect to the amendment in Section 1(c) hereof, and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.            Confirmation and Reaffirmation. By its execution on the respective signature lines provided below, as of the Amendment Effective Date, the Borrower hereby confirms and ratifies all of its obligations and the Liens granted by it under any Security Document to which it is a party and all of its obligations under any Environmental Indemnity Agreement to which it is a party.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, and this Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document. The amendments contained herein shall be deemed to have prospective application only.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

TRADE STREET OPERATING PARTNERSHIP, LP

BY:	TRADE STREET OP GP, LLC, General Partner

	BY:	TRADE STREET RESIDENTIAL, INC., Sole Member

	By:	/s/ Richard Ross
	Name: Title:	Richard Ross Chief Financial Officer

TRADE STREET RESIDENTIAL, INC.

By:	/s/ Richard Ross
Name: Title:	Richard Ross Chief Financial Officer

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[Signature Page to First Amendment Credit Agreement with Trade Street Operating Partnership, LP]

REGIONS BANK, as Administrative Agent, as Swingline Lender, as Issuing Bank and as a Lender

By:	/s/ Cathy Casy Baillis
Name: Cathy Casy Baillis Title: Managing Director

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[Signature Page to First Amendment Credit Agreement with Trade Street Operating Partnership, LP]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ J. Lee Hord
Name: J. Lee Hord Title: Vice President

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of February 24, 2014 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of REGIONS BANK, as Administrative Agent (the “Administrative Agent”), the Issuing Bank and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Trade Street Operating Partnership, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), Trade Street Residential, Inc., a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to (i) that certain Guaranty dated as of January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty, (ii) certain other Security Documents (as defined in the Credit Agreement), each dated as of January 31, 2014, and (iii) an Environmental Indemnity Agreement (as defined in the Credit Agreement), dated as of January 31, 2014;

WHEREAS, the Parent, the Borrower, the Administrative Agent and the Lenders are to enter into a First Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent, the Issuing Banks and the Lenders under the Guaranty and each of the Security Documents to which it is a party and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty or any Security Document or Environmental Indemnity Agreement to which such Guarantor is party or reduce, impair or discharge the obligations of such Guarantor thereunder. Each of the Guarantors further agrees that references to the Credit Agreement contained in any Loan Document shall be deemed to be references to the Credit Agreement, as amended by the Amendment.

Section 2. Governing Law. THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

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Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

TRADE STREET RESIDENTIAL, INC.

By:
Name: Richard Ross Title: Chief Financial Officer

BSF-ARBORS RIVER OAKS, LLC
POST OAK JV, LLC
FOX PARTNERS, LLC
MERCE PARTNERS, LLC

By:	TS Manager, LLC, as manager

By:
	Name: Title:	Richard Ross Vice President

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